                                                                    Exhibit 10.2

                               MEGADEPOT.COM, INC.



                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


                                February 25, 1999

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


1.    PURCHASE AND SALE OF PREFERRED STOCK........................................................................1

   1.1   SALE AND ISSUANCE OF SERIES A PREFERRED STOCK............................................................1
   1.2   CLOSING; DELIVERY........................................................................................1

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................................2

   2.1   ORGANIZATION, GOOD STANDING AND QUALIFICATION............................................................2
   2.2   CAPITALIZATION...........................................................................................2
   2.3   SUBSIDIARIES.............................................................................................3
   2.4   AUTHORIZATION............................................................................................3
   2.5   VALID ISSUANCE OF SECURITIES.............................................................................3
   2.6   GOVERNMENTAL CONSENTS....................................................................................3
   2.7   LITIGATION...............................................................................................4
   2.8   INTELLECTUAL PROPERTY....................................................................................4
   2.9   COMPLIANCE WITH OTHER INSTRUMENTS........................................................................4
   2.10     AGREEMENTS; ACTION....................................................................................5
   2.11     DISCLOSURE............................................................................................5
   2.12     NO CONFLICT OF INTEREST...............................................................................6
   2.13     RIGHTS OF REGISTRATION AND VOTING RIGHTS..............................................................6
   2.14     TITLE TO PROPERTY AND ASSETS..........................................................................6
   2.15     EMPLOYEE BENEFIT PLANS................................................................................6
   2.16     TAX RETURNS AND PAYMENTS..............................................................................7
   2.17     INSURANCE.............................................................................................7
   2.18     LABOR AGREEMENTS AND ACTIONS..........................................................................7
   2.19     CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS..........................................7
   2.20     PERMITS...............................................................................................7
   2.21     CORPORATE DOCUMENTS...................................................................................7
   2.22     QUALIFIED SMALL BUSINESS STOCK........................................................................7

3.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS............................................................9

   3.1   AUTHORIZATION............................................................................................9
   3.2   PURCHASE ENTIRELY FOR OWN ACCOUNT........................................................................9
   3.3   DISCLOSURE OF INFORMATION................................................................................9
   3.4   RESTRICTED SECURITIES...................................................................................10
   3.5   NO PUBLIC MARKET........................................................................................10
   3.6   LEGENDS.................................................................................................10
   3.7   ACCREDITED INVESTOR.....................................................................................10
   4.    CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING....................................................11
   4.1   REPRESENTATIONS AND WARRANTIES..........................................................................11
   4.2   PERFORMANCE.............................................................................................11
   4.3   COMPLIANCE CERTIFICATE..................................................................................11
   4.4   QUALIFICATIONS..........................................................................................11
   4.5   OPINION OF COMPANY COUNSEL..............................................................................11
   4.6   BOARD OF DIRECTORS......................................................................................11
   4.7   INVESTORS' RIGHTS AGREEMENT.............................................................................11
   4.8   CO-SALE AGREEMENT.......................................................................................11
   4.9   VOTING AGREEMENT........................................................................................11
   4.10     RESTATED ARTICLES....................................................................................11
   4.11     CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT..........................................12

5.    CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.........................................................12

   5.1   REPRESENTATIONS AND WARRANTIES..........................................................................12
   5.2   PERFORMANCE.............................................................................................12
   5.3   QUALIFICATIONS..........................................................................................12

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


6.    MISCELLANEOUS..............................................................................................12

   6.1   SURVIVAL OF WARRANTIES..................................................................................12
   6.2   TRANSFER; SUCCESSORS AND ASSIGNS........................................................................12
   6.3   GOVERNING LAW...........................................................................................12
   6.4   COUNTERPARTS............................................................................................12
   6.5   TITLES AND SUBTITLES....................................................................................13
   6.6   NOTICES.................................................................................................13
   6.7   FINDER'S FEE............................................................................................13
   6.8   FEES AND EXPENSES.......................................................................................13
   6.9   ATTORNEYS' FEES.........................................................................................13
   6.10     AMENDMENTS AND WAIVERS...............................................................................13
   6.11     SEVERABILITY.........................................................................................13
   6.12     DELAYS OR OMISSIONS..................................................................................14
   6.13     ENTIRE AGREEMENT.....................................................................................14
   6.14     CONFIDENTIALITY......................................................................................14
   6.15     EXCULPATION AMONG PURCHASERS.........................................................................14
   6.16     WAIVER OF CONFLICTS..................................................................................14

                               MEGADEPOT.COM, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     This MegaDepot.com, Inc. Series A Preferred Stock Purchase Agreement (this "Agreement") is made as of the 25th day of February 1999, by and between
 ---------
MegaDepot.com, Inc., a Washington corporation (the "Company"), and the investors
                                                    -------
listed on  Exhibit A  attached  hereto  (each a  "Purchaser"  and  together  the
           ---------                              ---------
"Purchasers").
 -----------

     For the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Purchase and Sale of Preferred Stock.
        ------------------------------------

        1.1 Sale and Issuance of Series A Preferred Stock.
            ---------------------------------------------

            (a) The Company shall adopt and file with the Secretary of State of the State of Washington on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation of the Company in the form attached hereto as Exhibit B (the "Restated Articles").
          ---------       -----------------

            (b) Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase at the Closing, and the Company agrees to sell and issue to each Purchaser at the Closing, that number of shares of Series A Preferred Stock set forth opposite each such Purchaser's name on Exhibit A
                                                                   ---------
attached hereto at a purchase price of Two Dollars and Thirty-Three and Eight Hundred and Thirty-One One Thousandths Cents ($2.33831) per share. The shares of Series A Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "Stock."
                                         -----

        1.2 Closing; Delivery.
            -----------------

            (a) The purchase and sale of the Stock shall take place at the offices of Venture Law Group, 4750 Carillon Point, Kirkland, Washington, at 11:00 a.m., on February 25, 1999, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Closing").
                             -------

            (b) At the Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company, wire transfer to the Company's bank account, cancellation of indebtedness, or such other form of payment as shall be mutually agreed upon by such Purchaser and the Company. In the event that payment by a Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Purchaser shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company. In addition, the Company at the Closing shall deliver to any Purchaser choosing to pay any part of the purchase price of the Stock by cancellation of indebtedness a check in the amount of any interest accrued on such indebtedness through the Closing.

      2. Representations and Warranties of the Company. The Company hereby
         ---------------------------------------------
represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, which exceptions shall be
                                          ---------
deemed to be representations and warranties as if made hereunder:

         2.1 Organization, Good Standing and Qualification. The Company is a
             ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

         2.2 Capitalization. The authorized capital of the Company consists, or
             --------------
will consist, immediately prior to the Closing, of:

             (a) Six million (6,000,000) shares of Preferred Stock, of which five million two hundred thousand (5,200,000) shares have been designated Series A Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as set forth in the Restated Articles.

             (b) Twenty-five million (25,000,000) shares of Common Stock, five million seven hundred forty-three thousand five hundred thirty-four (5,743,534) shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

             (c) The outstanding shares of Common Stock are owned by the shareholders and in the numbers set forth in Section 2.2(c) of the Schedule of Exceptions.

             (d) The Company has reserved two million six hundred thousand (2,600,000) shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1999 Stock Option Plan duly adopted by the Company's board of directors (the "Board of Directors") and
                                                       ------------------
approved by the Company's shareholders (the "Shareholders") (the "Stock Plan").
                                             ------------         ----------
Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase no shares have been granted and are currently outstanding, and two million six hundred thousand (2,600,000) shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

             (e) Except for outstanding options issued pursuant to the Stock Plan and warrants to purchase two hundred eight thousand three hundred thirty-eight (208,338) shares of Common Stock identified in Section 2.2(d) of the Schedule of Exceptions, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

        2.3 Subsidiaries. Except for M-Depot Internet Superstore Inc., a
            ------------
corporation organized under the laws of British Columbia and a wholly-owned subsidiary of the Company, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

        2.4 Authorization. All corporate action on the part of the Company, its
            -------------
officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement, in the form attached hereto as Exhibit D (the "Investors' Rights Agreement"), the Right of
                   ---------       ---------------------------
First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit E
                                                                   ---------
(the "Co-Sale Agreement"), and the Voting Agreement in the form attached hereto
      -----------------
as Exhibit F (the "Voting Agreement," and together with this Agreement, the
   ---------       ----------------
Investors' Rights Agreement and the Co-Sale Agreement, the "Agreements"), the
                                                            ----------
performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (together, the "Securities") has been taken or will
                                             ----------
be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

        2.5 Valid Issuance of Securities. The Stock that is being issued to the
            ----------------------------
Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer set forth in this Agreement, the Investors' Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Articles, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

        2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated in this Agreement, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities
                                                                 ----------
Act").
---

        2.7 Litigation. There is no action, suit, proceeding or investigation
            ----------
pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated herein or therein, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to the Company's knowledge, currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

        2.8 Intellectual Property. To its knowledge, the Company owns or
            ---------------------
possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

        2.9 Compliance with Other Instruments.
            ---------------------------------

           (a) The Company is not in violation or default of any provisions of the Restated Articles, its bylaws (the "Bylaws") or of any instrument, judgment,
                                        ------
order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated herein or therein will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

           (b) To its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution agreement or other agreement.

       2.10 Agreements; Action.
            ------------------

           (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

           (b) Except for agreements explicitly contemplated in the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any of its subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its subsidiaries in excess of, Twenty-Five Thousand Dollars ($25,000), (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its subsidiaries or (iii) the grant of rights to manufacture, produce, assemble, license, market or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

           (c) Neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except in connection with the transactions contemplated in this Agreement, incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of Twenty-Five Thousand Dollars ($25,000) or in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

           (d) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of or
(iii) regarding any other form of liquidation, dissolution or winding up of the Company.

       2.11 Disclosure. The Company has fully provided the Purchasers with all
            ----------
the information that the Purchasers have requested for deciding whether to acquire the Stock and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision, including certain of the Company's projections describing its proposed business (collectively, the "Business
                                                                 --------
Plan"). To the Company's knowledge, no representation or warranty of the Company
----
contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchasers at the Closing, or the Business Plan (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the extent the Business Plan was prepared by management of the Company, the Business Plan and the financial and other projections contained in the Business Plan were prepared in good faith; however, the Company does not warrant that it will achieve such projections.

       2.12 No Conflict of Interest. The Company is not indebted, directly or
            -----------------------
indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company's knowledge, none of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's Common Stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or shareholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. To the Company's knowledge, none of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

       2.13 Rights of Registration and Voting Rights. Except as contemplated in
            ----------------------------------------
the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, except as contemplated in the Voting Agreement, no shareholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

       2.14 Title to Property and Assets. The Company owns its property and
            ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

       2.15 Employee Benefit Plans. The Company does not have any Employee
            ----------------------
Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

       2.16 Tax Returns and Payments. The Company has filed all tax returns and
            ------------------------
reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

       2.17 Insurance. The Company has in full force and effect fire and
            ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

       2.18 Labor Agreements and Actions. The Company is not bound by or subject
            ----------------------------
to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

       2.19 Confidential Information and Invention Assignment Agreements. Each
            ------------------------------------------------------------
employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

       2.20 Permits. The Company and each of its subsidiaries has all
            -------
franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

       2.21 Corporate Documents. The Restated Articles and the Bylaws are in the
            -------------------
form provided to counsel for the Purchasers. The copy of the minute books of the Company provided to the Purchasers' counsel contains minutes of all meetings of the Board of Directors and the Shareholders and all actions by written consent without a meeting by the Board of Directors and the Shareholders since the date of incorporation and reflects accurately in all material respects all actions by the Board of Directors (and any committee of Board of Directors) and the Shareholders with respect to all transactions referred to in such minutes.

       2.22 Qualified Small Business Stock. The Company represents and warrants
            ------------------------------
to the Purchasers that, to its knowledge, the Stock should qualify as "Qualified
                                                                       ---------
Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code
--------------------
of 1986, as amended as of the date hereof.

       2.23 Financial Statements. The Company has made available to each
            --------------------
Purchaser its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared in
     --------------------
accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 1998 and
(b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

       2.24 Changes. Since December 31, 1998, there has not been:
            -------

            (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

            (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

            (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

            (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

            (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

            (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

            (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

            (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company, is not aware of any impending resignation or termination of employment of any such officer or key employee;

            (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

            (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

            (k) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

            (l) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company; or

            (m) any arrangement or commitment by the Company to do any of the things described in this Section 2.24.

      3. Representations and Warranties of the Purchasers. Each Purchaser hereby
         ------------------------------------------------
represents and warrants to the Company that:

         3.1 Authorization. Such Purchaser has full power and authority to enter
             -------------
into this Agreement. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief or other equitable remedies and (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

         3.2 Purchase Entirely for Own Account. This Agreement is made with the
             ---------------------------------
Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock. The Purchaser has not been formed for the specific purpose of acquiring the Stock.

         3.3 Disclosure of Information. The Purchaser has had an opportunity to
             -------------------------
discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The Purchaser understands that such discussions, as well as the Business Plan and any other written information delivered by the Company to the Purchaser, were intended to describe the aspects of the Company's business which it believes to be material.

         3.4 Restricted Securities. The Purchaser understands that the Stock has
             ---------------------
not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the shares of Stock are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the shares of Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Stock for resale except as set forth in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

         3.5 No Public Market. The Purchaser understands that no public market
             ----------------
now exists for any of the Stock issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Stock.

         3.6 Legends. The Purchaser understands that the Stock, and any
             -------
securities issued in respect of or exchange for the Stock, may bear one or all of the following legends:

             (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

             (b) Any legend set forth in the other Agreements.

             (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

         3.7 Accredited Investor. The Purchaser is an accredited investor as
             -------------------
defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

      4. Conditions of the Purchasers' Obligations at Closing. The obligations
         ----------------------------------------------------
Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

         4.1 Representations and Warranties. The representations and warranties
             ------------------------------
of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         4.2 Performance. The Company shall have performed and complied in all
             -----------
material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         4.3 Compliance Certificate. The President of the Company shall deliver
             ----------------------
to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

         4.4 Qualifications. All authorizations, approvals or permits, if any,
             --------------
of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

         4.5 Opinion of Company Counsel. The Purchasers shall have received from
             --------------------------
Venture Law Group, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit G.
                             ---------

         4.6 Board of Directors. As of the Closing, the Board shall be comprised
             ------------------
of Glenn Ballman, Nancy Schoendorf, Ken Fox and Mike Pickett and one vacancy to be filled as soon as practicable after the Closing.

         4.7 Investors' Rights Agreement. The Company, each Purchaser and the
             ---------------------------
Shareholders shall have executed and delivered the Investors' Rights Agreement in substantially the form attached as Exhibit D.
                                      ---------

         4.8 Co-Sale Agreement. The Company, each Purchaser and certain of the
             -----------------
Shareholders named in the Co-Sale Agreement shall have executed and delivered the Co-Sale Agreement in substantially the form attached as Exhibit E.
                                                            ---------

         4.9 Voting Agreement. The Company, each Purchaser and the Shareholders
             ----------------
shall have executed and delivered the Voting Agreement in substantially the form attached as Exhibit F.
            ---------

         4.10 Restated Articles. The Company shall have filed the Restated
              -----------------
Articles with the Secretary of State of Washington on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

         4.11 Confidential Information and Invention Assignment Agreement. The
              -----------------------------------------------------------
Company and each of its employees shall have entered into the Company's standard form Confidential Information and Invention Assignment Agreement, in substantially the form provided to the Purchasers.

      5. Conditions of the Company's Obligations at Closing. The obligations of
         --------------------------------------------------
the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

         5.1 Representations and Warranties. The representations and warranties
             ------------------------------
of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         5.2 Performance. All covenants, agreements and conditions contained in
             -----------
this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

         5.3 Qualifications. All authorizations, approvals or permits, if any,
             --------------
of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

      6. Miscellaneous.
         -------------

         6.1 Survival of Warranties. Unless otherwise set forth in this
             ----------------------
Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         6.2 Transfer; Successors and Assigns. The terms and conditions of this
             --------------------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         6.3 Governing Law. This Agreement and all acts and transactions
             -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

         6.4 Counterparts. This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         6.5 Titles and Subtitles. The titles and subtitles used in this
             --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         6.6 Notices. Any notice required or permitted by this Agreement shall
             -------
be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page or Exhibit A hereto, or as
                                                      ---------
subsequently modified by written notice, and (a) if to the Company, with a copy to Venture Law Group, 4750 Carillon Point, Kirkland, Washington 98033, Attention Bill Ericson or (b) if to the Purchasers, with a copy to Gunderson, Dettmer, Stough, Velleneuve, Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025, Attention Dan O'Connor.

         6.7 Finder's Fee. Except with respect to Broadmark and Cascadia Capital
             ------------
(the "Permitted Finder's Fees"), each party represents that it neither is nor
      -----------------------
will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee other than the Permitted Finder's Fees (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee other than the Permitted Finder's Fees (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         6.8 Fees and Expenses. The Company shall pay the reasonable fees and
             -----------------
expenses of Gunderson Dettmer Stough Villeneuvue Franklin & Hachigian, LLP, the counsel for the Purchasers, incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated herein and therein; provided, however, that such fees and expenses do not exceed Twelve Thousand Five Hundred Dollars ($12,500).

         6.9 Attorneys' Fees. If any action at law or in equity (including
             ---------------
arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         6.10 Amendments and Waivers. Any term of this Agreement may be amended
              ----------------------
or waived only with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Stock. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issued or issuable upon conversion thereof), each future holder of all such securities, and the Company.

         6.11 Severability. If one or more provisions of this Agreement are held
              ------------
to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.

In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

         6.12 Delays or Omissions. No delay or omission to exercise any right,
              -------------------
power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         6.13 Entire Agreement. This Agreement, and the documents referred to
              ----------------
herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

         6.14 Confidentiality. Each party hereto agrees that, except with the
              ---------------
prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder. The provisions of this Section 6.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated herein.

         6.15 Exculpation Among Purchasers. Each Purchaser acknowledges that it
              ----------------------------
is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Stock.

         6.16 Waiver of Conflicts. Each party to this Agreement acknowledges
              -------------------
that Venture Law Group, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, each party to this Agreement hereby

(a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure and (b) gives its informed consent to Venture Law Group's representation of certain of the Purchasers in such unrelated matters and to Venture Law Group's representation of the Company in connection with this Agreement and the transactions contemplated herein.

         The parties have executed this MegaDepot.com, Inc. Series A Preferred Stock Purchase Agreement as of the date first written above.

                                     COMPANY:

                                     MEGADEPOT.COM, INC.,
                                     a Washington corporation


                                     By:  /s/ Glenn Ballman
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------
                                                       (print)
                                     Title:
                                           -------------------------------------

                                     Address:







               [COUNTERPART SIGNATURE PAGE FOR MEGADEPOT.COM, INC.
                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

                                   PURCHASERS:

                                   MOHR, DAVIDOW VENTURES V, L.P.

                                   By:      Fifth MDV Partners, LLC
                                            Its General Partner




                                   By:
                                      ---------------------------------------
                                                      Member




                                   MOHR, DAVIDOW VENTURES V, L.P.
                                   as nominee for MDV Entrepreneurs'
                                   Network Fund II (A), L.P. and MDV
                                   Entrepreneurs' Network Fund II (B), L.P.

                                   By:    Fifth MDV Partners, LLC
                                          Its General Partner



                                   By:
                                      ---------------------------------------
                                                      Member



                                   STANFORD UNIVERSITY



                                   By:
                                      ---------------------------------------

                                   Its:
                                       --------------------------------------






               [COUNTERPART SIGNATURE PAGE FOR MEGADEPOT.COM, INC.
                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

                                   PURCHASERS:

                                   INTERNET CAPITAL GROUP, INC.



                                   By:
                                      -------------------------------------
                                          Kenneth A. Fox, Managing Partner






               [COUNTERPART SIGNATURE PAGE FOR MEGADEPOT.COM, INC.
                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

                                   PURCHASERS:

                                   ---------------------------------------------
                                   (Print Name of Purchaser)


                                   By:
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------
                                                  (Print Name)

                                   Title:
                                         ---------------------------------------


                                    Address:
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------



              [COUNTERPART SIGNATURE PAGE FOR MEGADEPOT.COM, INC.
                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

                               EXHIBITS


  Exhibit A -           Schedule of Purchasers

  Exhibit B -           Form of Amended and Restated Articles of Incorporation

  Exhibit C -           Schedule of Exceptions to Representations and Warranties

  Exhibit D -           Form of Investors' Rights Agreement

  Exhibit E -           Form of Right of First Refusal and Co-Sale Agreement

  Exhibit F -           Form of Voting Agreement

  Exhibit G -           Form of Legal Opinion of Venture Law Group

                                    EXHIBIT A
                                    ---------



                             SCHEDULE OF PURCHASERS

        Purchaser                                                    Number of Shares                Purchase Price
        ---------                                                    ----------------                --------------

1.      Mohr, Davidow Ventures V, L.P.                                    2,167,587                   $ 5,068,490.36
2.      Mohr, Davidow Ventures V, L.P. as nominee for MDV                   163,152                   $   381,499.95
        Entrepreneurs' Network Fund II (A), L.P. and MDV
        Entrepreneurs' Network Fund II (B), L.P.
3.      Stanford University                                                  21,383                   $    50,000.08
4.      Internet Capital Group, Inc.                                      2,138,243                   $ 4,999,874.99
5.      Convertible Note Holders - Fall 1998
            Gary Meehan                                                       8,300                       $19,407.00
            Jayson Carmichael                                                10,691                       $25,000.00
            Mark Calvert                                                     10,691                       $25,000.00
            Brian Hilgendorf                                                 21,383                       $50,000.00
            Arnold Blinn                                                     10,691                       $25,000.00
            Will Poole                                                       21,383                       $50,000.00
            David Bell                                                       42,766                      $100,000.00
            Allan Adler                                                      21,383                       $50,000.00
6.      Convertible Note Holders - Winter 1999
            George Baker                                                     21,383                       $50,000.00
            Anson Brooks                                                     10,691                       $25,000.00
            Tim Buckley                                                      21,383                       $50,000.00
            C&H Associates                                                   21,383                       $50,000.00
            Thomas Cable                                                     21,383                       $50,000.00
            Jeff Canin                                                       10,691                       $25,000.00
            David W. Chase                                                   21,383                       $50,000.00
            Charles deLa Chappelle                                           21,383                       $50,000.00
            Rowland Hanson                                                   21,383                       $50,000.00
            Peter Joers                                                      21,383                       $50,000.00

            Madrona Investment Group                                         21,383                       $50,000.00
            Oki Enterprises                                                  21,383                       $50,000.00
            Mike Pickett                                                     21,383                       $50,000.00
            Scott Sandell                                                     2,138                        $5,000.00
            Martin Tobias                                                    21,383                       $50,000.00
            Grosvenor Select LP                                              42,766                      $100,000.00
            Wally Walker                                                     21,383                       $50,000.00
            Will Poole                                                       21,383                       $50,000.00
            VLG Investments 1999                                             10,691                       $25,000.00
            Jumpstart Group                                                  29,936                       $70,000.00
            William W. Ericson                                                4,277                       $10,000.00
            Christopher J. Hurley                                             4,277                       $10,000.00
            Glenn Ballman                                                     2,392                        $5,593.00
                                                                              =====                        =========

        TOTAL                                                             5,054,874                   $11,819,862.42

                                    EXHIBIT B
                                    ---------



                          FORM OF AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                    EXHIBIT C
                                    ---------



                            SCHEDULE OF EXCEPTIONS TO
                         REPRESENTATIONS AND WARRANTIES

                                    EXHIBIT D
                                    ---------



                       FORM OF INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT E
                                    ---------



              FORM OF RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

                                    EXHIBIT F
                                    ---------



                            FORM OF VOTING AGREEMENT

                                    EXHIBIT G
                                    ---------



                              FORM OF LEGAL OPINION
                                       OF
                                VENTURE LAW GROUP